Exhibit (j)(1): Consent of Deloitte & Touche LLP, Independent Public
      --------------  Accountants, with respect to the Capital Value Fund,
                    WST Growth Fund, and the Brown Capital Management Funds



                                                                   Exhibit 23.J




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 33-37458 of Brown Capital Management Equity Fund, Brown Capital Management Balanced Fund, Brown Capital Management Small Company Fund, Brown Capital Management International Equity Fund, WST Growth Fund, and Capital Value Fund (each a series of Nottingham Investment Trust II) of our report dated April 20, 2000, incorporated by reference in each of the Annual Reports for the year ended March 31, 2000, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Princeton, New Jersey
July 27, 2000